Exhibit 2.1


                             NOTE PURCHASE AGREEMENT

      NOTE PURCHASE AGREEMENT, dated as of December 17, 2003, by and between Special Situations Private Equity Fund, L.P. (the "Seller") and Wireless Age Communications, Inc. (the "Purchaser").

                             W I T N E S S E T H:
                             - - - - - - - - - -

      WHEREAS, the Seller owns $1,700,000 in outstanding principal amount of the 8% Convertible Subordinated Promissory Notes Due December 31, 2004, represented by Note 1 (the "Note"), of RELM Wireless Corporation (the "Company"); and

      WHEREAS, the Seller desires to sell and transfer the Note to the Purchaser, and the Purchaser desires to purchase the Note from the Seller all as more specifically provided herein;

      NOW, THEREFORE, in consideration of the mutual covenants contained herein, and intending to be legally bound, the parties hereto agree as follows:

                                    ARTICLE I

                          Purchase and Sale of the Note

      Section 1.1. Purchase and Sale of the Note. Upon the terms and subject to the conditions of this Agreement and on the basis of the representations, warranties and agreements contained herein, the Seller shall sell, assign, transfer, convey and deliver to the Purchaser the Note and the Purchaser shall purchase such Note from the Seller for an aggregate cash purchase price of $1,870,000 (One Million Eight Hundred Seventy Dollars) (the "Purchase Price"). Upon consummation of the transactions contemplated hereby, the Purchaser shall pay the Purchase Price by wire transfer of immediately available funds to an account or accounts previously specified by the Seller.

      Section 1.2. Closing. The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place on the later of (i) December 18, 2003 or (ii) such time as all of the deliveries required by Section 1.3 have been made, at the offices of the Seller located at 153 E. 53rd Street, 55th floor, New York, New York 10022, or at such other time and place as the parties may agree to in writing (the date on which the Closing takes place, the "Closing Date").

      Section 1.3. Transactions to be Effected at Closing. At the Closing:

            (a) The Seller shall surrender to the Purchaser the Note accompanied by a duly executed bond power in the form of Attachment I to the Note endorsed in blank, and the Purchaser shall deliver the Purchase Price to the Seller in accordance with Section 1.1 by wire transfer of immediately available funds to an account previously specified in writing by the Seller.

            (b) The Seller shall deliver to the Company and its counsel, an opinion from Seller's counsel (a copy of which shall be provided to the Purchaser), addressed to the Company, that the sale of the Note by the Seller to the Purchaser may be made as contemplated by this Agreement without registration under the Securities Act of 1933, as amended (the "Act"), in reliance on Rule 144(k) promulgated thereunder and that a replacement Note may be issued to the Purchaser without restrictive legends under the Act (the "New Note").

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            (c) The Seller shall deliver, or cause to be delivered, to the
Purchaser written confirmation from the Company that it will deliver the New Note to the Purchaser promptly following the Closing, without any restrictive legend under the Act.

            (d) The Seller shall have complied in all material respects with all covenants in the Note relating to the transfer of the Note. Without limiting the generality of the foregoing, the Seller shall have endorsed on the Note the amount of principal, if any, paid thereon and the last date to which interest has been paid thereon and shall have notified the Company of the sale of the Note to the Purchaser, all in accordance with Section 1.1 of the Note.

            (e) Each of the parties shall execute and deliver to the other parties hereto such other documents or instruments as any party hereto reasonably requests to effect the transactions contemplated hereby.

            Section 1.4. Termination. In the event that any of the deliveries specified in Section 1.3 do not occur on or before December 31, 2003, either the Seller or the Purchaser may terminate this Agreement upon written notice to the other, provided that such failure is not the result of a breach by the party delivering such notice of its obligations hereunder.


                                   ARTICLE II

               Representations and Warranties Regarding the Seller


      The Seller hereby represents and warrants to the Purchaser (which representations and warranties shall be true and correct as of the Closing) as follows:

      Section 2.1. Authorization. The Seller has the limited partnership power and authority to execute and deliver this Agreement and to perform its obligations hereunder, all of which have been duly authorized by all requisite limited partnership action. This Agreement has been duly authorized, executed and delivered by the Seller and constitutes a valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

      Section 2.2. No Consents. Except for notice to the Company and the issuance of one or more opinions of counsel to the Company as described above, no notice to, filing with, or authorization, registration, consent or approval of any governmental authority or other individual, partnership, corporation, joint stock company, unincorporated organization or association, trust or joint venture, or a governmental agency or political subdivision thereof (each, a "Person") is necessary for the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby by the Sellers.

      Section 2.3. Ownership of the Note. The Seller owns the Note beneficially and of record, free and clear of any liens, pledges, options, security interests, claims, third party rights, charges or any other restrictions or encumbrances of any nature whatsoever (collectively, "Encumbrances"), other than restrictions upon transferability of the Note arising under the Act or state securities laws. There are no agreements (i) granting any option, warrant or right of first refusal with respect to the Note to any Person, (ii) restricting the right of the Seller to sell the Note to the Purchaser, (iii) restricting the Seller's right to convert the Note in accordance with its terms or (iv) restricting any other right of the Seller with respect to the Note. Subject to compliance with the requirements of the Act and the terms of the Note, the Seller has the absolute and unrestricted right, power and capacity to sell, assign and transfer the Note to the Purchaser free and clear of any Encumbrances (except for Encumbrances arising under applicable federal and state securities laws). Upon delivery to the Purchaser of the Note in exchange for the Purchase Price, the Purchaser will acquire good, valid and marketable title to the Note, free and clear of any Encumbrances other than Encumbrances created by the Purchaser and other than restrictions upon transferability of the Note by the Purchaser arising under the Act or state securities laws.

      Section 2.4. No Prepayment of Note. No principal under the Note has been prepaid.

      Section 2.5. Status. The Seller is not an "affiliate" of the Company as that term is defined in Rule 144 promulgated under the Act and has not been an "affiliate" of the Company within the three months preceding the Closing Date. The Note was acquired by the Seller directly from the Company in a transaction not involving a public offering. More than two years has elapsed since the Seller acquired the Note from the Company. The full purchase price for the Note was paid at the time the Note was acquired by the Seller.

      Section 2.6. Brokers. No Person is or will be entitled to a broker's, finder's, investment banker's, financial adviser's or similar fee from the Seller in connection with this Agreement or any of the transactions contemplated hereby.

                                   ARTICLE III

            Representations and Warranties Regarding the Purchaser

      The Purchaser hereby represents and warrants to the Seller (which representations and warranties shall be true and correct as of the Closing) as follows:

      Section 3.1. Authorization. The Purchaser has the corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder, all of which have been duly authorized by all requisite corporate action. This Agreement has been duly authorized, executed and delivered by the Purchaser and constitutes a valid and binding agreement of such Purchaser, enforceable against such Purchaser in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

      Section 3.2. Investment Decision. The Purchaser has received all information regarding the Company that it deems necessary or advisable to evaluate the risks and merits of an investment in the Note. The Purchaser acknowledges that the Seller has made no representations or warranties regarding the Note except as expressly set forth herein. The Purchaser further acknowledges that the Seller has made no representations or warranties regarding the business, condition, results of operations or prospects of the Company or the merits of an investment in the Note. The Purchaser is relying solely on its own investigation and the express representations and warranties of the Seller set forth herein in making a decision as to whether to acquire the Note. The Purchaser has considered and, to the extent it believed such discussion was necessary, discussed with its professional legal, tax and financial advisers the suitability of an investment in the Note for the Purchaser's particular tax and financial situation and the Purchaser has determined that the Note is a suitable investment for it.

      Section 3.3. Brokers. No person is or will be entitled to a broker's, finder's, investment banker's, financial adviser's or similar fee from the Purchaser in connection with this Agreement or any of the transactions contemplated hereby.

                                   ARTICLE IV

                         Survival, Amendment and Waiver

      Section 4.1. Survival. The representations and warranties contained in this Agreement or any certificate delivered in connection herewith shall survive the sale of the Note as contemplated hereby.

      Section 4.2. Amendments. This Agreement (including the provisions of this
Section 4.2) may not be amended or modified except by an instrument in writing signed on behalf of all of the parties affected by such amendment or modification.

      Section 4.3. Extension; Waiver. The parties hereto may (i) extend the time for performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties of the other parties hereto contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements of the other parties hereto or satisfaction of any of the conditions to such party's obligations contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of a party hereto to assert any of its rights hereunder shall not constitute a waiver of such rights.

                                    ARTICLE V

                                  Miscellaneous

      Section 5.1. Notices. All notices, requests, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand, when delivered by courier, three days after being deposited in the mail (registered or certified mail, postage prepaid, return receipt requested), or when received by facsimile transmission upon receipt of a confirmed transmission report, as follows:

If to the Seller:       Special Situations Private Equity Fund, L.P.
                             153 E. 53rd Street, 55th Floor
                             New York, New York 10022
                             Tel: (212) 207-5600
                             Fax: (212) 207-6515
                             Attention: Steven R. Becker

If to the Purchaser:         c/o Wireless Age Communications, Inc.
                             13980 Jane Street
                             King City, Ontario L7B1A3
                             Canada
                             Tel: (905) 833-3838
                             Fax: (905) 833-6942
                             Attention: John Simmonds

Any party hereto, by notice given to the other parties hereto in accordance with this Section 5.1 may change the address or facsimile transmission number to which such notice or other communications are to be sent to such party.

      Section 5.2. Expenses. Each of the parties hereto shall pay its own expenses incident to this Agreement and the transactions contemplated herein.

      Section 5.3. Governing Law; Consent to Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York, without reference to the choice of law principles thereof. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of

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any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

      Section 5.4. Assignment; Successors and Assigns; No Third Party Rights. This Agreement may not be assigned by operation of law or otherwise, and any attempted assignment shall be null and void. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors, permitted assigns and legal representatives. This Agreement shall be for the sole benefit of the parties to this Agreement and their respective heirs, successors, permitted assigns and legal representatives and is not intended, nor shall be construed, to give any Person, other than the parties hereto and their respective heirs, successors, assigns and legal representatives, any legal or equitable right, remedy or claim hereunder.

      Section 5.5. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original agreement, but all of which together shall constitute one and the same instrument.

      Section 5.6. Titles and Headings. The titles and headings in this Agreement are for reference purposes only, and shall not in any way affect the meaning or interpretation of this Agreement.

      Section 5.7. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the matters covered hereby and thereby and supersedes all previous written, oral or implied understandings among them with respect to such matters.

      Section 5.8. Severability. The invalidity of any portion hereof shall not affect the validity, force or effect of the remaining portions hereof. If it is ever held that any restriction hereunder is too broad to permit enforcement of such restriction to its fullest extent, such restriction shall be enforced to the maximum extent permitted by law.

      Section 5.9. Interpretation. Unless otherwise indicated to the contrary herein by the context or use thereof: (i) the words, "herein," "hereto," "hereof" and words of similar import refer to this Agreement as a whole and not to any particular Section or paragraph hereof; (ii) words importing the masculine gender shall also include the feminine and neutral genders, and vice versa; and (iii) words importing the singular shall also include the plural, and vice versa.

      Section 5.10. No Strict Construction. Each of the parties hereto acknowledges that this Agreement has been prepared jointly by the parties hereto, and shall not be strictly construed against either party.

      Section 5.11. Payments Improperly Received. In the event any payment (including any prepayment) on account of principal of or interest on the Note shall be received by the Seller before such time as the Purchaser has received from the Company the New Note, such payment(s) shall be held in trust for, and as the sole and exclusive property of, the Purchaser and, immediately upon receipt thereof, the Seller shall notify the Purchaser in writing of such receipt and shall remit the same in kind to the Purchaser in the manner specified by the Purchaser.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


                              SPECIAL SITUATIONS PRIVATE EQUITY FUND, L.P.


                              By: /s/ Steven R. Becker
                                 ---------------------------------
                                 Steven R. Becker
                                 Managing Director


                              WIRELESS AGE COMMUNICATIONS, INC.


                              By: /s/ Gary Hokkanen
                                 ---------------------------------
                                 Name:  Gary Hokkanen
                                 Title: Chief Financial Officer